GEA Technology Equipment (Shanghai) Co., Ltd.

Contract for supply of
IE21 Interactive English Corporate
E-Learning Solution

Author : Anthony Smith

Date :August 2, 2004.

Party A: Shanghai Broadband Network Inc.

Address: Suite 1212-1214, Tomson Commercial Building, 710 Dongfang Road, Shanghai

Party B: GEA Technology Equipment (Shanghai) Co., Ltd.

Address: 1678 Xinzhen Road, Minhang District, Shanghai 201101, PRC

I. DEFINITIONS OF PARTIES OF THE RELATIONSHIP

1. Party A

Party A, Shanghai Broadband Network Inc. (SBN) is a joint venture established by Asia Broadband Inc. in partnership with Shanghai Informatization Committee Technology Center and Shanghai Information Mansion Co. Limited. Asia Broadband, Inc. owns and controls 93% of Shanghai Broadband Network.

2. Party B

GEA Technology Equipment (Shanghai) Co., Ltd.

II. DEFINITIONS OF THE IE21 INTERACTIVE ENGLISH PROGRAM REFERRED TO IN THIS AGREEMENT

The IE21 Interactive English Large Corporation Course Package

The corporate program is offered as one single training program including the four training levels offered as retail courses, i.e. foundation, improver, advanced and professional. The program does not include the I-Classroom offered through the public website. The program includes the following parts:

-Multimedia self-learning software

-Pre-recorded classroom videos

-Pronunciation Power

-Placement test

-Learning Management System

IE21 Interactive English corporate program - Service Support Packages

The program is delivered with a Service Support Package designed to correspond to the specific needs of your corporation. This contract relates to the Gold Service Support Package, including the following:

-Hosting Service

-Narrowband support

-Centralized training department management

-Enhanced Tutor Service

-Training seminar (provided request)

-Training manager training for Crystal Qian and Gan Yew Wah

III. OPERATIONS

1. Operation Model

1.1 Party A provides Party B with the IE21 Interactive English course package specified in the above section. Party B will use the course package as training material for its staff members.

2. Terms of Agreement

2.1 This agreement will be valid for IE21 Interactive English for one year. When the agreement expires, its extension will be decided through mutual agreement between the two parties.

2.2 If there is any content which is not covered in this agreement, the two parties agree to sign a supplementary agreement, and the supplementary agreement has the same legal status.

3. Number of Accounts

3.1 The parties agree that Party B will have the right to assign all individual staff members who have paid the 98 USD (810 RMB) for IE21 Interactive English training during the one year license period. The one year accounts are individualized and each yearly account is assigned to only one individual staff member.

4. Payment

4.1 Party B confirms to buy the license of using IE21 Interactive English corporate course package specified in this agreement at a price of 98 USD (810 RMB) per user for a one year license.

4.2 Party B confirms the cost of 2 English classes of 30 hours each for the price of 2,900 USD

4.3 Party B confirms to pay half the price of classroom training of 2,900 USD within 7 days of the start of the class. The remaining half should be paid by 30th August 2004

4.4 Payment for the software should be paid within 14 days of Party B's staff member access to the online training.

4.5 Payment is expected by bank transfer in US dollars or RMB.

IV. RIGHTS AND OBLIGATIONS OF THE PARTIES OF THE RELATIONSHIP

1. Rights and Obligations of Party A

1.1 Party A shall provide Party B with the IE21 Interactive English course package specified in this agreement.

1.2 Party A shall be responsible for the hosting, installation, maintenance of the software and technical support to ensure proper operation of the software.

1.3 Party A shall provide Party B with narrowband support. Narrowband support for the IE21 Interactive English course is provided in CD format, but will still require the staff members of Party B to be connected to the internet when using the program.

1.4 Party A shall provide Party B with centralized monthly reports on the learning progress of Party B's staff members. Party A will also proactively alert Party B if desired study pace and learning goals are not achieved.

1.5 Party A shall provide Party B with tutor service. Party A's tutors will make sure that the staff members of Party B are successful in starting to use the IE21 Interactive English training program. They will assist the staff members in achieving the learning goals established by Party B's corporate training department. Party A shall provide tutor support via telephone, during office hours Monday to Friday 9.00 am-5.30 pm. Tutor support will also be provided by e-mail and BBS and feedback will be given within 48 hours.

1.6 Party A shall provide Party B with a training seminar on how to use the IE21 Interactive English program if requested by Party B. The seminar will take place in the office of Shanghai Broadband Network, Inc. and is offered to a maximum of 20 staff members.

1.7 Party A shall provide Party B with training manager training if requested by Party B. A maximum of 2 training managers will be trained in the office of Shanghai Broadband Network, Inc. Other arrangements are possible by request but extra costs will be born by Party B.

1.8 Party A will supply Party B's staff members with text books corresponding to the IE21 Interactive English online course.

1.9 If Party B desires a certification for its staff members taking the IE21 Interactive English course, Party A shall provide Party B with Certificate in IE21 Interactive English online course after the users of Party B successfully accomplish the IE21 Interactive English program specified in this agreement.

2. Rights and Obligations of Party B

2.1 Party B shall pay the license fee and correlating support fees for using IE21 Interactive English corporate program course package for up to 32 unique staff members during one year.

2.2 Party B can only use IE21 Interactive English course package as training material for its staff members. Accounts are unique for a period of one year. Party B can not use the course package for any other purposes than training their staff members.

2.3 Party B can not copy or transfer the IE21 Interactive English corporate course package or the Online provided by Party A to other parties. Party B can not compile the original language of the software; neither can Party B decrypt the encrypted software. If the above mentioned situation occurs, or other situation which may cause the disclosure of the confidence or damage to the course package, Party A has the right to terminate this agreement.

V. INTELLECTUAL PROPERTY RIGHTS AND TRADE SECRETS

1. Intellectual Property Rights

1.1 Party A ensures that it possesses intellectual property rights for the program content included in the IE21 Interactive English course in China.

2. Trade Secrets

2.1 The content of this agreement and any information that is not generally known and gives the party concerned a competitive advantage on the market should be considered strictly confidential by Party A and Party B. Without the agreement of the Party concerned, the content should not be disclosed to other parties.

2.22 None of the parties can utilize, copy or transfer the trademark, IC, business information, technology or other materials related to the other two parties.

VI. FORCE MAJEURE, DEFAULT, AND DISPUTE RESOLUTION

1. Force Majeure

1.1 In case of force majeure causing any party inability to partly of fully execute this agreement the prevented party will not be considered failing to observe the obligations of this agreement, and will not bear the responsibility for the delay. Force majeure includes events such as war (whether the war is declared or not), emergency, strike, labor dispute, accident, a server-breakdown caused by the transmission of a computer virus, hacker's attacks on the server, fire, earthquakes, flood, typhoon, snowstorm and any other natural disasters and other unforeseen events beyond the control of the parties.

1.2 If any party thinks that the complementation of this agreement may be held back, delayed or affected by the factors listed in the first article of this agreement, the prevented Party is obliged to inform the other parties of such factors without delay.

2. Default

Any of the following situations will be considered to be default.

2.1 Party B's inability to pay for the license fee or support fees before due date.

2.2 Party A's failure to provide Party B with the IE21 Interactive English course package specified in this agreement. In this case, a refund will be made to Party B.

2.3 Any Party fails to keep the trade secrets of the other party or parties.

2.4 Infringement of Party A's intellectual property rights.

2.5 Any Party fails to implement this agreement.

3. Dispute Resolution

3.1 Any disputes as to this agreement should be solved through negotiation in China. The agreement is governed by PRC law.

VII. REVISION, CANCELLATION AND TERMINATION OF THIS AGREEMENT

1. The revision of this agreement should be made under the negotiation and agreement of the two parties.

2. If one party infringes the legal rights of the other party, the other party has the right to cancel this agreement.

3. If one Party breaches the agreement, which causes the inability to execute or delay the execution of all or part of the agreement, the other party has the right to terminate the agreement.

MISCELLANEOUS

1. TIME OF TAKING EFFECT: This agreement shall take effect since the day of signing.

2. This agreement should be in two copies and each Party holds one copy. The two copies are all original copies and have the same legal status.

Party A: Shanghai Broadband Network Inc.

Address: Suite 1212, Tomson Commercial Building, 710 Dongfang Road, Shanghai

Represented by Anthony Smith

Title: Business Development Manager

Signature: /s/ signed /s/ signed
Date: May 2, 2004

Party B: GEA Technology Equipment (Shanghai) Co., Ltd.

Address: 1678 Xinzhen Road, Minhang District, Shanghai 201101, PRC

Represented by ________________________ (print name)

Title________________________________________________________(print title)

Signature: ________________________________________________________Date:________________________